AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 20, 2008.

                              REGISTRATION NO. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                           GATEWAY ENERGY CORPORATION
                ------------------------------------------------
               (EXACT NAME OF REGISTRANT AS SPECIFIED IN CHARTER)

             Delaware                                             44-0651207
  ------------------------------                              -----------------
 (State or other jurisdiction of                             (I.R.S. Employer
  incorporation or organization)                             Identification No.)


                          500 DALLAS STREET, SUITE 2615
                              HOUSTON, TEXAS 77002
                                 (713) 336-0844
    --------------------------------------------------------------------------
   (ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE, OF
                    REGISTRANT'S PRINCIPAL EXECUTIVE OFFICES)

                                  ROBERT PANICO
                      PRESIDENT AND CHIEF EXECUTIVE OFFICER
                           GATEWAY ENERGY CORPORATION
                          500 DALLAS STREET, SUITE 2615
                              HOUSTON, TEXAS 77002
                                 (713) 336-0844
  -----------------------------------------------------------------------------
 (NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                              OF AGENT FOR SERVICE)

                                   COPIES TO:
                              CRAIG L. EVANS, ESQ.
                           STINSON MORRISON HECKER LLP
                             1201 WALNUT, SUITE 2900
                           KANSAS CITY, MISSOURI 64106
                                 (816) 842-8600

                           GATEWAY ENERGY CORPORATION
                           2007 EQUITY INCENTIVE PLAN

                         CALCULATION OF REGISTRATION FEE


------------------  ---------------   ----------------   -------------------   ------------------
                                         Proposed             Proposed
    Title of                             Maximum              Maximum
 Securities to be     Amount to be     Offering Price         Aggregate            Amount of
   Registered         Registered        Per Share(1)      Offering Price(1)     Registration Fee
------------------  ---------------   ----------------   -------------------   ------------------
  Common Shares       2,000,000(2)         $0.85              $1,700,000             $66.81
------------------  ---------------   ----------------   -------------------   ------------------


     (1) Estimated solely for purposes of calculating registration fee, based on $0.85 the average of the high and low market prices per common share as reported by OTCBB on May 16, 2008, pursuant to Rule 457(h) under the Securities Act of 1933.

     (2) The provisions of Rule 416 shall apply to this registration statement and the number of shares registered on this registration statement automatically shall increase or decrease as a result of stock splits, stock dividends, or similar transactions.


                                     PART I

              Information Required in the Section 10(a) Prospectus

          In accordance with Rule 428 under the Securities Act of 1933, as amended, which may be referred to as the Securities Act, and the instructional note to Part I of Form S-8, the information specified in Part I of Form S-8 has been omitted from the filing of this registration statement with the Securities and Exchange Commission, or the SEC.

          The documents containing the information specified in Part I of Form S-8 will be sent or given to participating employees as specified by Rule 428(b)(1) of the Securities Act. Such documents and the documents incorporated by reference herein pursuant to Item 3 of Part II hereof, taken together, constitute a prospectus that meets the requirements of Section 10(a) of the Securities Act.



                                     PART II
               Information Required in the Registration Statement

Item 3. Incorporation of Documents by Reference.

     The SEC allows Gateway Energy Corporation (the "registrant"), to "incorporate by reference" the information that it files with the SEC, which means:

          o incorporated documents are considered part of this registration statement;

          o the registrant can disclose important information by referring the reader to these documents, which may be documents that the registrant previously has filed with the SEC or that will be filed with the SEC in the future; and

          o information that the registrant files with the SEC will automatically update and supersede this registration statement and any previously incorporated information.

          The registrant incorporates by reference the documents or portions of documents listed below which were filed with the SEC under the Securities Exchange Act of 1934, as amended, which may be referred to as the Exchange Act:

          o The registrant's annual report on Form 10-KSB for the year ended December 31, 2007;

          o The registrant's quarterly report on Form 10-QSB for the quarter ended March 31, 2008;

          o The registrant's current reports on Form 8-K filed with the SEC on March 28, 2008; and

          o the description of the registrant's common stock contained in the registration statement on Form SB-2 (File No.333-115073) filed by the registrant under the Exchange Act, as amended to date, including any amendment or report filed for the purpose of updating such description.

          The registrant also incorporates by reference filings with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act that are filed with the SEC after the date of this registration statement and prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold. Any statement contained in the documents incorporated, or deemed to be incorporated, by reference herein shall be deemed to be modified or superseded for purposes of this registration statement to the extent that a statement contained herein or in any other subsequently filed document which also is, or is deemed to be, incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this registration statement.

Item 4.   Description of Securities.

          Not applicable.

Item 5.   Interests of Named Experts and Counsel.

          Not applicable.

Item 6.   Indemnification of Directors and Officers.

          Section 145 of the General Corporation Law of the State of Delaware, as amended (the "DGCL"), provides that a corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was a director, officer employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him/her in connection with such action, suit or proceeding if he/she acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the corporation, and with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful.

          Section 102(b)(7) of the DGCL permits a corporation to provide in its certificate of incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director's duty of loyalty to the corporation or its stockholders,
(ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL, or (iv) for any transaction from which the director derived an improper personal benefit.

          Article FIFTEENTH of the registrant's Certificate of Incorporation, as amended, provides for the elimination of personal liability of a director for breach of fiduciary duty as permitted by Section 102(b)(7) of the DGCL. Article VIII of the registrant's By-laws provide that the registrant shall indemnify directors and officers to the fullest extent permitted by the DGCL.

          The registrant has entered into Indemnification Agreements with each of its directors and executive officers. The Indemnification Agreements provide for indemnification of the respective director or officer for judgments, fines, penalties and amounts paid in settlement actually or reasonably incurred by such person in any action or proceeding arising out of such person's services as a director or officer of the registrant or at the registrant's request. The Indemnification Agreements also provide for advancement of expenses to the indemnified person in connection with a legal proceeding.

          The registrant also maintains insurance for the benefit of its directors and officers to insure these persons against certain liabilities, including liabilities under the securities laws.

Item 7.   Exemption from Registration Claimed.

          Not applicable.

Item 8. Exhibits.

     Exhibit
     Number         Description
     ------         -----------

     4.1 Form of the Common Stock Certificate (incorporated by reference to Exhibit 4(a) to the Form 10-K for the year ended December 31, 1999)

     5.1            Opinion of Stinson Morrison Hecker, LLP.

     10.1 Gateway Energy Corporation 2007 Equity Incentive Plan(incorporated by reference to the Company's 2007 Proxy Statement filed on April 15, 2007)

     10.2           Form of Nonqualified Stock Option Agreement - Employees

     10.3           Form of Nonqualified Stock Option Agreement - Non-Employee
                    Directors

     10.4           Form of Restricted Stock Agreement - Employees

     10.5           Form of Restricted Stock Agreement - Non-Employee Directors

     23.1           Consent of Stinson Morrison Hecker, LLP (included in Exhibit
                    5.1)

     23.2           Consent of Pannell Kerr Forster of Texas, P.C.

     24.1 Power of Attorney (included in the signature page to this Registration Statement)

Item 9.   Undertakings.

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3)
               of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events
               arising after the effective date of this registration statement (or the most recent post-effective amendment thereto) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement;

                    (iii) To include any material information with respect to
               the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that
               --------- --------

                    (A) Paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement; and

                    (B) Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934, and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on this 20 day of May, 2008.


                                            GATEWAY ENERGY CORPORATION,
                                            a Delaware corporation

                                            By:  /s/  Robert Panico
                                               --------------------------------
                                            Name:     Robert Panico
                                            Title:    President and
                                                      Chief Executive Officer



                                POWER OF ATTORNEY

          Each person whose signature appears below constitutes and appoints
Robert Panico and Christopher M. Rasmussen, and each of them, as his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, to this registration statement, and to any other documents filed with the Securities and Exchange Commission and to file the same, with all exhibits to the registration statement and other documents in connection with the registration statement, with the Securities and Exchange Commission or any other regulatory authority, grants to the attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, and ratifies and confirms all that the attorneys-in-fact and agents or substitutes, may lawfully do or cause to be done by virtue of this power of attorney.

          Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.



By:  /s/  Robert Panico                     Chief Executive Officer,            May 20, 2008
   ------------------------------------     President and Director
          Robert Panico                     (Principal Executive Officer)


By:  /s/  Christopher M. Rasmussen          Chief Financial Officer and         May 20, 2008
   ------------------------------------     Secretary (Principal Financial
          Christopher M. Rasmussen          and Accounting Officer)


By:  /s/  John A Raasch                     Director                            May 20, 2008
   ------------------------------------
          John A. Raasch


By:  /s/  Gordon Wright                     Director                            May 20, 2008
   ------------------------------------
          Gordon Wright


By:  /s/  Steven C. Scheler                 Director                            May 20, 2008
   ------------------------------------
          Steven C. Scheler


By:  /s/  Chauncey J. Gundlefinger, Jr.     Director                            May 20, 2008
   ------------------------------------
          Chauncey J. Gundlefinger, Jr.


By:  /s/  Steven W. Cattron                 Director                            May 20, 2008
   ------------------------------------
          Steven W. Cattron


EXHIBIT INDEX

     Exhibit
     Number         Description
     ------         -----------

     4.1 Form of the Common Stock Certificate (incorporated by reference to Exhibit 4(a) to the Form 10-K for the year ended December 31, 1999)

     5.1            Opinion of Stinson Morrison Hecker, LLP.

     10.1 Gateway Energy Corporation 2007 Equity Incentive Plan(incorporated by reference to the Company's 2007 Proxy Statement filed on April 15, 2007)

     10.2           Form of Nonqualified Stock Option Agreement - Employees

     10.3           Form of Nonqualified Stock Option Agreement - Non-Employee
                    Directors

     10.4           Form of Restricted Stock Agreement - Employees

     10.5           Form of Restricted Stock Agreement - Non-Employee Directors

     23.1           Consent of Stinson Morrison Hecker, LLP (included in Exhibit
                    5.1)

     23.2           Consent of Pannell Kerr Forster of Texas, P.C.

     24.1 Power of Attorney (included in the signature page to this Registration Statement)